Exhibit 13.16

 Energy Hunter Resources, Inc.  October 2017

 Energy Hunter Resources, Inc. has filed an offering statement on Form 1-A relating to its securities with the Securities and Exchange Commission but it has not yet become qualified. You may obtain a copy of the most recent version of the offering statement containing the preliminary offering circular with the following link: https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001679073&action=getcompany. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A, until an offering statement is qualified by the U.S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. v. 10.10.2017   2  Legal Disclaimer

 This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, ”projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this presentation are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this presentation of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. Energy Hunter has no history of operations and has not yet acquired or developed any proved oil or gas reserves.All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company’s exploration and development efforts; the price of oil, gas and other produced gasses and liquids; the worldwide economic situation; changes in interest rates or inflation; the ability of the company to transport gas, oil and other products; the ability of the company to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; cost of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.RESERVE/RESOURCE DISCLOSUREThe Securities & Exchange Commission (“SEC”) permits oil and gas reporting companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms. The company is not an SEC reporting company. In this presentation, the company sometimes refers to broader, less precise terms when characterizing reserve estimates, such as “resource potential”, “recoverable reserves” and “estimated ultimate recovery”, or “EUR”, which the SEC does not permit to be disclosed in SEC filings and are not intended to conform to SEC filing requirements. These estimates are by their nature more speculative than those that would be disclosed in an SEC filing and thus are subject to substantially greater uncertainty of being realized. These estimates as well as any PV-10 estimates contained herein are based on internal estimates, are not reviewed or reported upon by any independent third party, and are subject to ongoing review. Actual quantities recovered will likely differ substantially from these estimates. Factors affecting ultimate recovery of reserves include the scope of our actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices (including prevailing oil and gas prices), availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates, and other factors. These estimates may change significantly as the development of properties provides additional data.Reserve data is presented in barrels of oil equivalent, or “BOE”, amounts. A conversion ratio of one BOE to six thousand cubic feet (“Mcf”) of gas, or one barrel (“Bbl”) of oil is used, based on an energy content correlation.   3  Important Notices

 Offering summary

Offering Summary

Issuer	Energy Hunter Resources, Inc.
Issue	Regulation A+ Initial Public Offering
Listing	NASDAQ Capital Market Symbol: "EHR"
Offering Size[(1)]	4,830,000 shares at $9.00/share midpoint of $8.00-$10.00 price range, plus 15% underwriter option
Shares Outstanding (Post Offering)	7,273,313 (7,997,813 assuming full exercise of option)
Use of Proceeds	Cash payment component of San Andres acquisition ($10.6MM), repayment of promissory notes ($3.17MM), drilling capital and general corporate purposes
Underwriters	Stifel and FBR/B. Riley Joint Book Runners Northland Capital Markets, Drexel Hamilton, and Coker Palmer

(1) Subject to Regulation A+ maximum offering size limit of $50 million

5

 Energy Hunter overview

Energy Hunter – Overview

Energy Hunter Resources ("EHR") has assembled an experienced Management and Technical Team, led by Gary C. Evans, to acquire and develop properties within some of the most prolific resource plays in the United States

Business Objectives

Acquisitions and development projects in prolific basins that are profitable in today's environment

Leverage Management's industry network to obtain early access to dealflow

Target niche, smaller deals that are generally overlooked by larger buyers

Utilize Management's knowledge and operational experience in target basins to optimize returns

Operate with little to no leverage

Basin Focus

<u>Permian: 9,413 Net Acres</u>

Northwest Shelf (Working Interest)

San Andres

- P1, P2 & P3
- ROZ

Midland Basin (Royalty Interests)

- Spraberry – Upr & Lwr
- Wolfcamp – A, B, C & D


New Mexico
Texas

<u>South Texas: 162 Net Acres</u>

Karnes County

Austin Chalk

Eagle Ford Shale

- Upper Eagle Ford
- Lower Eagle Ford

7

Energy Hunter – Investment Highlights

- Opportunity to invest early stage in a proven management team with a track record of value creation
  - CEO has successfully built, operated and monetized a public E&P company – creating $2.1 billion of value in the process
  - Additionally, while at Magnum Hunter Resources, CEO was responsible for midstream infrastructure buildout of Eureka Hunter Pipeline which was valued at $1.0 billion[(1)]
  - With the right leadership, the current cyclical low represents an opportune time to acquire E&P assets and build a meaningful position in key US oil and gas basins
- Initial assets located in highly economic and proven Permian San Andres and Eagle Ford Core
  - 9,413 net acres recently under contract in Cochran Country in the Northwest Shelf of the Permian Basin; acreage package is substantially delineated by vertical production and is morphing into a low cost / high rate horizontal play
  - 162 net acres owned in the heart of the Eagle Ford Shale, where third party operators are generating attractive returns at today's commodity prices. First well drilled and awaiting completion – expected fourth quarter of 2017
- Highly efficient operator with experience successfully executing in the Eagle Ford and Permian
  - Management team has previously delivered a 1.8x+ return on capital over a three-year period in target areas
  - Vast knowledge base enables nimble approach to starting-up and scaling operations while maintaining low overhead
- Leverage Management's extensive network to identify attractive assets before they come to market
  - Evaluate and bid on non-marketed opportunities - before they ever reach a data room or auction process
  - Deal flow comes from non-traditional sources and industry contacts
- Target "niche", smaller transactions in proven basins
  - Target smaller acreage blocks to garner interest of larger competitors and strategic bidders
  - Opportunities must be profitable at prevailing strip prices
- Few independent E&P companies have been disciplined enough to stay on the sidelines when Permian land prices skyrocketed

Source: 1Derrick

(1) Valuation based on Morgan Stanley Infrastructure acquisition of 6.5% of Eureka Hunter Holdings for $65 million

8

Energy Hunter – Recent Events

- Energy Hunter Acquires 9,413 Net Acres in the San Andres Oil Play of the Permian Basin – July 13, 2017
  - Purchase agreement to acquire assets from Lubbock Energy Partners, LLC in a transaction valued at approximately $22.6 million
- Energy Hunter Appoints Deirdre Sanborn as Vice President of Finance and Business Development – April 5, 2017
- Energy Hunter Resources Receives New Capital Commitment of $3.0 Million - April 5, 2017
  - Proceeds earmarked for working capital and spudding of first horizontal well
- Company Spuds First Well Located in Karnes County, the Most Productive County in the State of Texas – April 2, 2017
  - Gap Band #2H has been drilled and production casing run. Well is currently waiting on completion
- Howard County Mineral Rights - Operator Has Commenced Drilling Three Wells, Two of Which are Now Completed – January 23, 2017
  - All three wells drilled under Energy Hunter existing mineral rights. Estimated value creation to-date is 2-3x original investment made last year

9

Energy Hunter – Board of Directors

Gary C. Evans *Chairman of the Board & CEO*	➢ Founded Magnum Hunter Resources Inc. (MHR 1.0) in 1985, and served as Chairman & CEO until its sale to Cimarex Energy (Symbol: XEC) in 2005, overseeing the growth of a company he started with an initial $1,000 investment into a ~$2.1 billion sale ➢ Most recently served as Chairman & CEO of Magnum Hunter Resources Corp. (MHR 2.0), which he led from $0.35/sh. upon joining the Company to $9.16/sh. at its peak before the 2014 crash in commodity prices ➢ Founded midstream gas gathering company Eureka Hunter Holdings in 2010; current estimated value ~$1 billion
Joe L. McClaugherty *Lead Director*	➢ Senior partner of McClaugherty & Silver, P.C., a full service law firm located in Santa Fe, New Mexico ➢ Practiced law for 40 years. Has a Martindale-Hubbell rating of AV Pre-eminent for more than 20 years ➢ Prior to founding McClaugherty & Silver P.C., served as Managing Partner of the Santa Fe office of Kemp, Smith, Duncan & Hammond, and, earlier, of Rodey, Dickason, Sloan, Akin & Robb ➢ Received a BBA with Honors from the University of Texas in 1973 and a JD with Honors from the University of Texas School of Law in 1976
Victor G. Carillo	➢ Currently serves as the Chief Executive Officer of Zion Oil & Gas, Inc. ("Zion") (NYSE: ZN) ➢ From 2003 through 2010, Mr. Carrillo served as a statewide elected commissioner on the Texas Railroad Commission, overseeing the Texas oil and gas sector ➢ Currently serves on the Advisory Board of the Maguire Energy Institute at Southern Methodist University and on the board of directors of the Texas-Israel Chamber of Commerce
Rajiv I. Modi, Ph.D.	➢ 30-year veteran in the pharmaceutical industry. Built and developed new markets in the U.S., Japan & Africa ➢ At Cadila Pharmaceuticals in 1995, Dr. Modi charted a multi-pronged approach for the corporate growth of that company, one of the largest privately-owned pharmaceutical companies in India ➢ Dr. Modi presently holds a Ph.D. in Biological Science from the University of Michigan, Ann Arbor, a M.Sc. in Biochemical Engineering from University College, London and B.Tech. in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay, India

10

Energy Hunter – Management

H. C. Kip Ferguson *EVP Exploration/ Development*	➢ 28+ years of exploration and development experience in major U.S. basins ➢ Most recently served as EVP of Exploration for MHR 2.0, where he was in charge of the exploration and development of the Eagle Ford properties ➢ Previously President and Director of Sharon Resources, Inc., which was acquired by MHR 2.0 in 2009 as their entry point into the Eagle Ford Shale play
Brian Burgher *SVP Land*	➢ 30+ years of experience in oil and gas, with an emphasis on leases, land and legal matters ➢ Previously SVP of Land for MHR 2.0 where he served as land manager for their Eagle Ford assets, assembled, developed and sold under his oversight ➢ Oversaw the acquisition, due diligence and divesture of over $1 billion of leases and wells ➢ Experience in all facets of field operations and management over the course of his career
Deirdre Sanborn *Interim CFO, VP of Finance & Business Development*	➢ Financial expert with 25 years of experience ➢ Served as executive director of investment banking and senior relationship manager at UBS Investment Bank ➢ From 1997 to 2009, Sanborn was the director of corporate lending and senior relationship manager at Fortis Bank in Dallas, Texas ➢ From 1992 to 1997, Sanborn served as a credit analyst in the capital markets department at Citicorp N.A.
Jason Wilson *Manager of Geology*	➢ 20+ years of experience in geology and operations across EHR's target areas ➢ Previously served in MHR 2.0 Eagle Ford operation team that successfully executed the grassroots development of the Gonzales/Lavaca acreage that sold for $401 million ➢ Previously held positions with Anadarko, Sharon Resources and New Standard Energy
Roger Burks *Consulting Advisor*	➢ Certified Public Accountant with 30+ years of accounting, finance, risk management, and financial reporting ➢ Co-founder & CEO of WG Consulting, a full-service consulting firm focused on the energy industry ➢ Previously held managing positions at SVP Advisors and Sirius LLP, both financial consulting firms ➢ Previously served as Partner-in-Charge of Deloitte & Touche's Gulf Coast Energy Practice

11

Energy Hunter – Asset Evaluation Criteria

Goal is to acquire the "best of the best" at an attractive price

Management actively assesses deal flow in targeted plays to find attractive acquisition opportunities with the objective of generating the highest IRR with the lowest geologic risk

Key Points Considered:

1. Go where you know
   - Stick to areas where Management has prior operating history and expertise
   - Focus on Permian and Eagle Ford
2. Target smaller "bite-size" acquisitions
   - Operators no longer require a large acreage position to be successful
   - Better full cycle economics typically achievable on acquisitions of smaller, less publicized assets
3. Look for attractive base-case returns
   - Project must be profitable in a low commodity price environment
   - Run acquisition and project level rate of return analyses at current strip pricing
4. "Not all rock is the same"
   - Even within well-known unconventional plays, there's significant differentiation in rock/reservoir quality
   - Look for assets in areas near the end of the development cycle with significant offsetting data
5. Fully developed infrastructure with service deployment
   - Existing market infrastructure and deployed service companies are essential for operational success

12

Energy Hunter – Basin Economics Comparison

Break-even Oil Prices (WTI, $/Bbl): U.S. Onshore Resource Plays



"a San Andres well can achieve breakeven when oil is as low as $29 per barrel"
David Williamson – Founding Partner, Monadnock Resources
12m avg. NYMEX: $51.51/bbl
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
San Andres
Lr Spraberry - N. Midland
Wolfcamp A - N. Midland
Niobrara - Extended Lateral
STACK Oil
Wolfcamp A - Delaware Basin
Wolfcamp B - N. Midland
Bakken Shale - Core
Eagle Ford - Oil Window
STACK - Condensate
Niobrara - Regular Lateral
2nd Bone Spring
Wolfcamp - S. Delaware
Wolfcamp B - S. Midland
Powder River Basin (Parkman)
3rd Bone Spring
NM Shelf - Yeso
Uinta - Green River
Three Forks
Eagle Ford - Liquids Rich
SCOOP oil
Bakken Shale - Non-Core
SCOOP - Condensate XL
Avalon/Leonard Shale
Springer
Mississippian Horizontal
Utica - Condensate

- Energy Hunter's target areas (Permian San Andres & Eagle Ford) have some of the lowest break-evens of all U.S. resource and conventional plays

Sources: December 19, 2016 Credit Suisse report titled: Energy in 2017; March 22, 2017 Forbes article titled: Upside Surprise: Oil Superstar Permian Keeps Delivering
Note: Assumes $3.00 / MMBtu Gas Price; 12m avg. NYMEX as of 10/5/2017

13

 SAN ANDRES – Permian  Asset Overview

San Andres – Asset Overview

Asset Highlights

- Energy Hunter has entered into a definitive agreement to purchase core San Andres producing assets of Lubbock Energy Partners (LEP)
  - LEP currently has producing leases that are all held by production (HBP) in the Southeast corner of Cochran County, Texas located within the Slaughter-Levelland San Andres oil field which has been heavily delineated by vertical production and is now re-emerging as a horizontal unconventional play
- Publicly traded companies have targeted the San Andres as a horizontal redevelopment play and the market has attributed high implied acreage valuations to the play (Ex. Ring Energy (REI))
  - Numerous private equity-backed private companies are also actively accumulating large acreage positions and executing redevelopment programs within the San Andres (Ex. Element (Arclight), Monadnock (Kayne Anderson), Steward (NGP), Riley (Yorktown), Elk Meadows (TPH), Elk River (Quantum))

Energy Hunter's Position

- Working Interest : 100% WI / ~79% NRI
- Current acreage : 9,413 Net Acres
- Approximately 160 wells (91 producers / 40 SWD)
- OOIP Recovery : Primary/limited Secondary Production

  (under-produced as compared with offset leases)
- Multi-Bench Target Zones : San Andres P1/P2/P3/ROZ
- Current Production : ~82 Bopd with immediate rework potential to increase to ~150 Bopd
- Lease status : 100% held by production down to the base of the San Andres – Deep Rights Open
- Existing Infrastructure : tank batteries, full-field electricity, gathering, field operations, injection pumps, SWD wells, LACT meter connection to Phillips 66 Pipeline providing direct sales capabilities

Operator Map



Key Peers
Element
Elk River (Quantum)
Monadnock (Kayne)
Riley (Yorktown)
Steward (NGP)
Walsh (Burk Royalty Co.)
Windy Cove (Yorktown)
Wishbone (Quantum)
Apache

Source: 1Derrick

15

San Andres – Geology and Stratigraphy



Northern Shelf Stratigraphy
Period
Formation
Permian
Dewey Lake
Rustler
Salado
Tansill
Yates
Seven Rivers
Queen
Grayburg
Upper San Andres
San Andres
Lower San Andres
Pi Marker Anhydrite
P1
P2
P3
P4
P5
Glorieta
Clear Fork
Yeso
Wichita
Abo
PAY
PAY
ROZ
LOWER SAN ANDRES
ALGERITA ESCARPMENT
LAST CHANCE CANYON
WEST FACE OF THE GUADALUPE MOUNTAINS
UPPER SAN ANDRES
Slaughter Field Area Stratigraphic Environment
QUEEN FM.
SB
GRAYBURG FM.
GOAT SEEP
CAPITAN
LOWER SAN ANDRES
HST
TST
mfs
CHERRY CANYON SAND
CUTOFF
VICTORIO PEAK
BRUSHY CANYON SAND
YESO
Glorietta Sand
100 m
BONE SPRING LIMESTONE

Modified From: Porosity Distribution in San Andres Formation (Permian), Cochran and Hockley Counties, Texas: AAPG Bulletin, v. 70, p. 888-897.

- Approximately 30 billion barrels of oil have been produced from the Permian basin and 55% of this oil has come from the San Andres carbonaceous dolomite(1)
- The formation is found at shallow depths of ~5,000 TVD and ranges in gross thickness from 700' to 1,500' with multiple productive zones
  - Energy Hunter plans to target the P1/P2/P3 zones as well as the Potential Residual Oil Zone (ROZ)
  - Shallow targets provide for significantly decreased well costs (~$2.4 million CWC)
- Carbonates including calcite and sucrosic dolomite primarily comprise the reservoirs
  - Reservoirs of the Northern Shelf are within porous zones in the lower part of the San Andres (Guadalupian) Formation below the regional "Pi" correlation marker bed.
  - Hydrocarbon traps are both structural and structural/stratigraphic in nature. The Slaughter and Levelland fields are likely the result of both structural drape over the buried Abo Reef Trend and stratigraphic facies changes as one moves to the northwest

16

Source: Oil and Gas Investor, August 2017

San Andres – Northwest Shelf Horizontal Activity

- **Analogy to HZ Activity within the immediate Cochran County Area** and ongoing re-development of San Andres fields in Yoakum and Gaines Counties. The numerous companies drilling within the SA appears to demonstrate the viability & scale of this revitalized play concept.
- **Low Completion Risk:** Multiple historical vertical producers from the P-1, P-2, & P-3 zones located across the acreage and throughout the area demonstrate the reservoir is productive and holds potentially tremendous undeveloped oil reserves.
- **Offset Horizontal Analog:** There are several excellent nearby offset horizontal analogs that appears to demonstrate the uplift in rates and EUR's to be expected with horizontal completions within the San Andres reservoir.
- **Economic Value:** The San Andres has one of the lowest costs of entry of any current West Texas horizontal play and potential to deliver a premium IRR%.



LEVELLAND
SAWYER, W.
BUCKSHOT
SLAUGHTER
D-L-S
LANDON
Yoakum County
SABLE
PRENTICE, NW
PRENTICE
Lea County
Terry County
WASSON
REEVES
WELLMAN, W.
WELLMAN, S.W.
GEORGE ALLEN
ODC
FEET

Source: Company Reports, Energy Hunter Resources

Shallow Development/Low Costs: San Andres development estimated at ~$2.4 MM CWC. San Andres at ~5,200'

17

San Andres – Drilling Inventory & Well Placement



HORIZONTAL SAN ANDRES POTENTIAL
Cochran County, Texas
CUNNINGHAM
364 Gross Acres
2 Horizontal Potential
STARNES
200 Gross Acres
1 Horizontal Potential
STARNES 29
80 Gross Acres
STARNES 35
160 Gross Acres
STARNES LEASES
560 Gross Acres
6 Horizontal Potential
STARNES 28
120 Gross Acres
C.R. STARNES "C"
480 Gross Acres
2 Horizontal Potential
DEAN "B" UNIT
5,334 Gross Acres
17 Horizontal Potential
LEAGUE 91 PROJECT
995 Gross Acres
3 Horizontal Potential
DEAN UNIT
1120 Gross Acres
2 Horizontal Potential
Energy Hunter Resources
Apache Corporation
XTO Energy
Element Petroleum Operating
Steward Energy II
31 Identified Drilling Locations
1500' Spacing Between
Proposed Horizontal Laterals

Horizontal Potential

- Working Interest : 100% WI / ~79% NRI
- Current acreage : 9,413 Net Acres
- 31 identified horizontal locations
- Lateral lengths from 4000' to 7000' (Average 6000' lateral)
- Multi-Bench Target Zones : San Andres P1/P2/P3
- Current Vertical Production : ~82 Bopd with immediate rework potential to increase to ~150 Bopd
- Injector wells for reservoir pressure maintenance / waterflood already in place
- Existing Infrastructure : tank batteries, full-field electricity, gathering, field operations, injection pumps, SWD wells

18

 KEY PROJECT ASSUMPTIONS  San Andres #1H TC  Gross Reserves (High / Exp MBO)  432 / 263  Complete Well Cost ($000s)  $2,425  Working Interest  100%   Net Revenue Interest  ~79%  Severance Tax (Oil % / Gas %)  4.6% / 7.5%  Ad Valorem Tax (% Rev)  2.5%  Fixed LOE ($/Mo.)  $5,000 For 36 Months (sub pump)$3,000 terminal (beam pump)  Water Op Cost ($/Bbl) (1)  $.10  Artificial Lift Capital Cost (2)  $125,000  Oil Price Differential  ($4.00)  Gas Price Differential  ($0.25)  MMBtu/Mcf  1.30  Land Position (net)  9,413 acres  Well Spacing (ft)  ~1,500  Average Lateral Length (ft)  6,000  Frac staging  24 stages @ 250’ spacing  19  San Andres – Illustrative Single Well Economics  Parameter Assumptions:  30-day IP (High / Exp BO/d)  268 / 167   Initial Decline (Oil)  43.0% / 44.95%  B Factor  1.2 / 1.1  Dmin  8%  Horizontal San Andres Type Curves  Source: Company EstimatesAssumes 10-15% water cutAssumes 2 yrs from IP

 San Andres – Permitting and Historical Activity  20    Source: DrillingInfo as of September 12, 2017(1) Data filtered to show companies that have more than two active horizontal well permits in the San Andres reservoir, with the status of At Total Depth, Drilling, Permitted(2) Graph excludes operators with a single active permit  Regional Map of San Andres Horizontal Drilling Permits (1)  San Andres Horizontal Drilling Permits (Yoakum and Cochran) Since 2016   San Andres Horizontal Drilling Permits (Permian Wide) since 2012(2)  Total Measured Depth Less than 6,000 ft. More than 6,000 ft.   28  29  30  77  76  75  88  89  90    Riley Exploration OPG Co, LLC  Ring Energy Inc.  Steward Energy II, LLC  Wishbone Texas Operating Co, LLC  Forge Energy, LLC        Energy Hunter Resources Inc  E R Operating Company  Element Petroleum Op III, LLC  Elk Meadows Resources LLC  Apache Corporation  All Other Drilling Permits: Operator

San Andres – Offset Horizontal Well Performance

Operator: Silver Creek Rscs
Well Name: CALAMITY JANE - 1H
6 Mo. Production[1]: 191 BOED
First Production: November 2015

SILVER CREEK OIL&GAS

Operator: Silver Creek Rscs
Well Name: WYATT EARP - 1H
6 Mo. Production[1]: 188 BOED
First Production: November 2014

SILVER CREEK OIL&GAS

Operator: Element Petroleum
Well Name: Heddy Lamarr Unit 08-03 #3H
(Spud December 2016 , waiting on results)

element petroleum

Operator: Element Petroleum
Well Name: The Waco Kid Unit 02 #2H
(Spud January 2017 , waiting on results)

element petroleum

Operator: Element Petroleum
Well Name: Candygram For Mongo Unit 49-50 #2H
(Spud January 2017, waiting on results)

element petroleum


Company
Energy Hunter Resources Inc
Cochran

Operator: Apache
Well Name: DEAN C S `A` - 264H
6 Mo. Production[1]: 232 BOED
First Production: April 2011

Apache

Operator: Apache
Well Name: DEAN C S `A` - 266H
6 Mo. Production[1]: 362 BOED
Vintage: July 2014

Apache

Operator: Element Petroleum
Well Name: RockRidge #1H
(Initial flowback, waiting on results)

element petroleum

Operator: Element Petroleum
Well Name: The Sheriff is Near #3H
(Initial flowback, waiting on results)

element petroleum

Source: DrillingInfo as of October 5, 2017
(1) Normalized to 6,000' Horizontal Length. Total Depth less Vertical Depth used as proxy for lateral length

21

 Ring Energy (REI) has Outperformed Delaware Basin Peers by ~25%  22  San Andres – Market Reception  Source: 1 Derrick and Factset as of October 5, 2017Note: Midland Focused Group includes: CPE, FANG, LPI, PE, and RSPP; Delaware Focused Group includes: CDEV, CXO, MTDR, REN, and WPX; Mid-Con Focused Group includes: CLR, GST, JONE, NFX, and SD; Rockies Focused Group includes: BBG, BCEI, SRCI, and XOG; Bakken Focused Group includes: HK, NOG, OAS, QEP, and WLL; Eagle Ford Focused Group includes: CRZO, LNR, PVAC, SBOW, SEA, and SN; Appalachia Focused Group includes: AR, COG, ECR, EQT, GPOR, REXX, RICE, and RRC(1) REI and basin index share prices per Factset as of October 5, 2017(2) Adjusted for $132.2 million PDP value and $12 million infrastructure value (3) Represents REI’s implied EV / undeveloped San Andres acreage value. Assumes REI proved developed PV10 value of $225mm as of YE2016.  Jul 16’  1H 2017  2016  2H 2015  1H 2015  2012-2014  Aug 13’  Jan 15’  Feb 15’  Aug 15’  Sept. 15’  Sept 15’  Oct 15’  Nov 15’  Oct 15’  Nov 15’  Dec 15’  Dec 16’  Dec 15’  Dec 15’  Dec 15’  Feb 16’  Mar 16’  Mar 16’  Apr 16’  May 16’  May 16’  Jun 16’  Jul 16’  Oct 16’  Sept 16’  Sept 16’  Jun 16’  Oct 16’  Oct 16’  Dec 16’  Dec 16’  Dec 16’  Dec 15’  Jan 17’  Apr 17’  May 15’  Jun 16’  Dec 14’  May 12’  Apr 17’  Jun 17’  Feb 17’  Jul 16’  Sept 16’  Feb 17’  Nov ‘16  Apr 16’  Ring EnergyCurrent Implied Market Value$/Undeveloped Acre: $6,250(1)(3)  Steward Energy/ManzanoAug. 2016$/Undeveloped Acre: $4,766(2)  Riley PermianSummer 2016$/Undeveloped Acre: N/A  Windy Cove/Monadnock ResourcesJuly 2017$/Undeveloped Acre: N/A          28  29  30  77  76  75  88  89  90    Energy Hunter Resources, Inc.  Riley Exploration Group  Ring Energy Inc.  Steward Energy II LLC          Monadnock Resources    Recent Activity in the Region:Transacted and Implied San Andres Acreage Value  Sophisticated Investors Accumulating Acreage Positions in the San Andres - Trend is Accelerating                        Energy Hunter Resources, Inc.  Riley Exploration Group  Ring Energy Inc.  Steward Energy II LLC          Monadnock Resources    (1)

San Andres – REI Price Targets Imply Additional Upside



$20.00
$17.00
$19.00
$20.00
$20.00
$20.00
$16.00
$18.00
$15.00
Broker 1
Broker 2
Broker 3
Broker 4
Broker 5
Broker 6
Broker 7
Broker 8
Broker 9
Price Target
REI Stock Price Average PT Average PT
Average PT
Broker Estimates Imply ~30% Upside
Average Broker PT: $18.18
REI Stock Price: $14.11

Select Broker Commentary

Broker 1	"It's been just over one year since we published our industry report titled "The Hz San Andres: Likely at a Pivot Point, In our View". **And in our opinion, the pivot has been to the successful side.** Our view is based on the **strong well completions that have been recorded over the last 12 months. The play has been very active, with approximately 130 wells drilled during the last 12 months**"
Broker 1	"As of 6/30/2017, there were **330 wells operated by 39 companies** that were permitted, drilling or producing in both plays, with **approximately 136 wells permitted, drilling or completed in the northern play and 193 wells permitted, drilling or completed in the southern play**"
Broker 2	"REI expects to complete the initially planned 22 horizontal CBP wells in August/September. **Based on results to date and its increased inventory, REI indicated it is unlikely to slow down the program**"
Broker 3	"The low cost of Ring's shallow San Andres wells coupled with production that has surpassed our early estimates give rise to **stronger than expected returns even at today's slightly lower commodity deck**"
Broker 4	"In our view, **the REI story continues to become more compelling** as we raise our growth expectations in-line with an expected finalized CapEx increase in the coming weeks or months"

Source: Wall Street Research
(1) Stock Price as of 10/5/2017

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 South Texas – Eagle Ford asset overview

Eagle Ford – Initial Asset Portfolio Overview

Approx. 162 gross (162 net) acres located in the heart of the Eagle Ford Shale (EFS) along the Edwards trend in Karnes County, TX.

- Karnes county is the **top crude oil producing county in the State of Texas by volume**
- Eagle Ford Shale is one of the most prolific liquids producers in the U.S. and is the largest producer of tight oil, accounting for 25% of total U.S. tight oil production(1)
- First well successfully drilled with 4,000' lateral. Waiting on completion (scheduled for fourth quarter of 2017).
- 9 wells (7 Eagle Ford; 2 Austin Chalk) can be drilled across the Gap Band Unit
- Total net Eagle Ford Shale recoverable reserves could be ~3.24 MMBOE(2)
- Adjacent producers include: ConocoPhillips, EOG Resources and Marathon Oil

Projected Economics(3)	
Initial Drilling:	5 wells
CAPEX per Well (MM$)	$4.90
Net 2P Reserves: Oil: Gas:	2,139 MBOE 1,323 MBbl 4,894 MMcf


Karnes - EFS
Oil
WetGas
Guadalupe
Northeast Oil
Bexar
Gonzales
Lavaca
Wilson
Karnes Trough Condensate
Edwards Condensate
DeWitt
Black Oil
Karnes
Victoria
Goliad
Woodmac Type Curve Areas
SE Gas
Bee
McMullen
Live Oak
Miles

(1) For the twelve-month period ended August 31, 2017
(2) Estimated based on 3 proved, 2 probable wells as per NSAI September 8, 2017 reserves report plus 2 additional EFS wells.
(3) Estimates per NSAI report dated September 8, 2017. Assumes 5 wells drilled with NYMEX Strip Pricing as of 5-31-2017.
Sources: Energy Information Administration of U.S. Department of Energy ("EIA"), Wood Mackenzie and Wall Street Research

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Eagle Ford – Asset Base Summary

- Purchased Karnes County acreage for $1.1MM in July 2016
  - Received PV-10 value of proved and probable reserves of $15.0MM per NSAI reserve report[1]
  - Reserve report evaluated 5 of the 7 total potential Eagle Ford drilling locations. No Evaluation of the Austin Chalk
- Based on the 7 total drilling locations identified in the Upper and Lower Eagle Ford, total net recoverable reserves could be 3.24 MMBOE[2]

Reserve Profile[1]

Estimated Reserves

Net 2P Reserves: 2,139 MBOE



Gas
38%
Oil
62%

Present Worth

PV-10 (MM$): $15.4



PUD:
38%
Probable:
62%

(1) NSAI report dated September 8, 2017. Assumes 5 wells drilled with NYMEX strip pricing as of 5-31-17.
(2) Estimated based on 3 proved, 2 probable wells as per NSAI September 8, 2017 reserves report plus 2 additional EFS wells estimated by the company.

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   Operator: ConocoPhillipsWell Name: A. Vaughn Unit A6 Mo. Production: 977 BOEDFirst Production: May 2014  Eagle Ford – Offset Well Performance  27  Source: DrillingInfo as of October 6, 2017Normalized to 6,000’ Horizontal Length  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 9H6 Mo. Production: 895 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 7H6 Mo. Production: 799 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 8H6 Mo. Production: 819 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 6H6 Mo. Production: 779 BOEDVintage: July 2014  Operator: ConocoPhillipsWell Name: Moy Unit A-36 Mo. Production: 828 BOEDVintage: Jan 2016  Operator: ConocoPhillipsWell Name: MOY UNIT A - 26 Mo. Production: 770Vintage: Feb 2016  Operator: ConocoPhillipsWell Name: Moy Unit A-56 Mo. Production: 689 MBOEDVintage: Jan 2016

 28  Eagle Ford – Individual Well Economics  Gap Band  Single Well Economics(1,3)  NSAI estimates for wells drilled after the initial 3 (which hold a carried interest)Assumes 05-31-2017 NYMEX Strip pricingGas held at $2.50/mmbtu for flat price decksExcludes abandonment costs  Compelling projected returns in today’s commodity price environment  KEY PROJECT ASSUMPTIONS  Gap Band    Gross Probable Reserves (MBO)    419  Complete Well Cost ($000s)     $4,875(1,4) (8/8)  Working Interest    93.75% First Production; 87.5% Pay Out  Net Revenue Interest    70.31% First Production;65.63% Pay Out  Severance Tax (Oil % / Gas %)    4.6 / 7.5  Ad Valorem Tax (% Rev)    3.5%  Fixed LOE ($/Mo.)    $15,300 First Production$7,300 terminal  Oil Op Cost ($/Bbl)    $1.00  Oil Price Differential    ($2.00)  Gas Price Differential    ($0.25)  MMBtu/Mcf    1.15  Land Position (gross)    162 acres  Well Spacing (ft)    +500  Average Lateral Length (ft)    4,000  Frac staging    22 stages @ 180’ spacing  # of wells as per NSAI / as per EHR    5 / 7  Parameter Assumptions(1,2):  30-day IP (Gross) (BOE/d)  924  EUR (Gross) (MBOE)  677  NPV (10%) (M$)  4,966  Payout (years)  1.4

Eagle Ford – Gap Band Opportunity

Extensive Development Opportunities

- 5 wells can be drilled in the Lower Eagle Ford (LEF) formation
  - LEF is ~170' thick with an average net pay thickness of 150'
- 2 wells can be drilled in the Upper Eagle Ford (UEF), which is 80' thick with 50' of net pay
- 4,000' completed lateral lengths (21-22 frac stages @ 180' spacing)
- Expected recoverable reserves are 623 MBOE (gross) per well (EHR estimates)
- Total net recoverable reserves could be 3.24 MMBOE[1]

Attractive Production Profile

- At current NYMEX strip pricing, wells reach payout in just over a year
- Historical offset production compares to the best in the trend
  - **ConocoPhillips David Reynolds well located 2 miles from Gap Band acreage has an EUR of 963 MBOE**
  - **Same lateral length as EHR's wells but with fewer frac stages**
- Drilling and completion costs have decreased dramatically, improving per well economics

Infrastructure Take Away

- Projects situated in the heart of the EFS trend and surrounded by existing production units
- Karnes County area has numerous take away options for produced natural gas, either low pressure gathering or high pressure transport
- Wet gas processing capacity is abundant and available
- Energy Transfer, DCP Midstream and Enterprise Products pipelines are located within 1-2 miles from the Gap Band Projects

(1) Estimated based on 3 proved, 2 probable wells as per NSAI September 8, 2017 reserve report plus 2 additional EFS wells. Excludes Austin Chalk

Source: Company Data & Projections and Wall Street Research

29

 Howard county Mineral interests

 Howard County Minerals - Undivided Mineral Acres  31  Approximately 0.25% Royalty Interest Per Well / Current Production: ~1,404 BOE Per Day

 Appendix

 33  Appendix – Multi-Bench Eagle Ford Shale Development

Appendix – Drilling, Completion and Production Optimization

Key Drivers Effecting Well Performance

- Geology
  - Not all rock is the same – Thorough evaluation of reservoir(s), incorporating offset operator successes and/or failures with local reservoir characteristics to high-grade horizontal targets
  - Mapping - High-resolution structural and stratigraphic mapping required to effectively plan horizontal laterals
- Drilling
  - Proper drilling program – Select proper bits and drilling fluids for expected rock types to optimize drilling days and horizontal section
  - Precise geosteering – Tight target window to avoid high water saturation intervals (San Andres) or more ductile shale intervals (Eagle Ford)
- Completion
  - Proper stimulation design – Choose proper stage spacing, number of clusters, proppant size and concentration, fluid type and pump rates to effectively stimulate different reservoir types
  - Change on the fly – Adjust stimulation design during job by adjusting fluid type / amount and sand concentrations to keep fracture width and height within the desired reservoir target
  - Design stimulation with hydrocarbon production / artificial lift in mind – Achieve proper sand concentrations and/or use resin coated proppant to control sand flowback during production
- Production
  - Optimize production rates – Constructive flowback on ESP to mitigate sand production issues (San Andres). Keep created fractures open to promote long life and consistent production (Eagle Ford)
  - Constant attention – Keep production parameters within specifications to achieve lower decline rates and higher EURs

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 35  Appendix – Peer Presentations & Completion Evolution

Appendix – Proven Partners

Management has engaged a group of top-tier service providers and industry experts to ensure the utmost quality execution in all facets of the business

Reserve Engineers	Auditors	Consulting Engineers
Netherland, Sewell & Associates, Inc.	BDO USA, LLP	LaRoche Petroleum Consultants, Ltd.
➢ Founded in 1961 ➢ One of the top petroleum consulting firms for SEC reserve reporting ➢ Clients include: ExxonMobil, Shell, bp, Anadarko Petroleum Corporation, Marathon Oil Corporation	➢ Founded in 1910 – 1,408 offices in 154 different countries ➢ 300+ publicly traded U.S. clients	➢ Founded in 1979 ➢ Trusted, Reliable, Respected ➢ Clients include: devon, EnCap Investments L.P., JPMorgan Chase & Co., Legacy Reserves

36

Appendix – Contact Information

Principal Offices

5005 Riverway Dr, Stuite 160
Houston, TX 77056
info@energyhunter.energy

Investor Relations Contact:

Anthony D. Andora
Phone: (720) 317-8927
aandora@energyhunter.energy

Deirdre M. Sanborn
Phone: (214) 773-8809
dsanborn@energyhunter.energy

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